UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2011

ANADYS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5871 Oberlin Drive, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 530-3600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 16, 2011, Anadys Pharmaceuticals, Inc., a Delaware corporation (“Anadys”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hoffmann-La Roche Inc., a New Jersey corporation (“Parent”), Bryce Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) and, solely for purposes of Section 9.13 therein, Roche Holdings, Inc., a Delaware corporation and the parent of Parent (the “Guarantor”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of Anadys, par value $0.001 per share (the “Shares”) at a price of $3.70 per share (the “Offer Price”), net to the selling stockholder in cash, without interest and less any required withholding taxes. Following the completion of the tender offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, if required, receipt of approval by the stockholders of Anadys, Purchaser will merge with and into Anadys, with Anadys surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than shares held by Anadys, Parent, Purchaser, any subsidiary of Parent or by stockholders of Anadys who have perfected their statutory rights of appraisal under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, and less any required withholding taxes. In addition, each unexpired and unexercised option to purchase Shares then in effect (such options, the “Options”), whether vested or unvested, will be cancelled, terminated and extinguished in exchange for the right to receive the excess, if any, of the Offer Price over the exercise price of such Option immediately prior to the Effective Time.

Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, (i) that the number of Shares validly tendered pursuant to the Offer (and not properly withdrawn prior to any then scheduled expiration date of the Offer), together with Shares then beneficially owned by Parent or Purchaser (if any), represents at least a majority of (a) all Shares then outstanding plus (b) all Shares issuable upon the exercise, conversion or exchange of any options, warrants or other rights to acquire Shares then outstanding (other than options, warrants or other rights that have a per share exercise price that is equal to or greater than the Offer Price) regardless of whether or not then vested (the “Minimum Condition”), (ii) the expiration or termination of any applicable waiting period under any applicable antitrust law, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) that the other conditions set forth in Annex I to the Merger Agreement have been satisfied or waived.

Pursuant to the Merger Agreement, Anadys granted to Parent and Purchaser an option (the “Top-Up Option”) to purchase from Anadys, at a price per Share equal to the Offer Price, the number of newly-issued Shares equal to the lesser of (i) the number of Shares that, when added to the number of Shares owned by Parent and Purchaser at the time of exercise of the Top-Up Option, constitutes one Share more than 90% of the number of Shares that would be outstanding immediately after the issuance of all Shares subject to the Top-Up Option on a fully diluted basis or (ii) the aggregate number of Shares that Anadys is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option; provided, however, that the Top-Up Option will not be exercisable unless (a) immediately after such exercise and the issuance of Shares, Purchaser and Parent will hold one Share more than 90% of the then outstanding Shares and (b) the Minimum Condition has been satisfied.

If immediately following the successful consummation of the Offer, Purchaser and Parent hold at least 90% of the then-outstanding Shares in the Offer, the Merger will be consummated pursuant to the short-form merger procedures under the Delaware General Corporation Law without a vote or any further action by the holders of Shares. If immediately following the successful consummation of the Offer (including all extensions to the Offer, any subsequent offering period provided for in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, as amended, and any extensions of such subsequent offering period), Parent and Purchaser hold less than 90% of the Shares then outstanding, then the stockholders of Anadys holding a majority of the outstanding Shares must approve the Merger and adopt the Merger Agreement prior to consummating the Merger. In this event, Anadys has agreed to call and convene a stockholder meeting to obtain such approval.

The Merger Agreement includes customary representations and warranties and covenants of the parties. Until the earlier of the termination of the Merger Agreement and the Effective Time, Anadys has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Anadys has also agreed not to solicit or initiate discussions with any third party regarding other proposals to acquire Anadys. The Merger Agreement also includes customary termination provisions for both Anadys and Purchaser and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Anadys will be required to pay to Purchaser a termination fee of $8,000,000.

Tender and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, the executive officers and directors of Anadys each entered into a tender and support agreement (the “Tender and Support Agreements”) with Parent and Purchaser, pursuant to which each executive officer and director agreed, among other things, to tender his or her Shares pursuant to the Offer and, if necessary, vote his or her Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. Including Options that are exercisable within 60 days of October 14, 2011, 7.87% of the outstanding Shares are subject to the Tender and Support Agreements. Excluding Options that are exercisable within 60 days of October 14, 2011, 2.42% of the outstanding Shares are subject to the Tender and Support Agreements. The Tender and Support Agreements terminate in the event the Merger Agreement is terminated.

Additional Information

The foregoing descriptions of the Merger Agreement and the Tender and Support Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, and the form of Tender and Support Agreement, which is attached as Exhibit 2.2 to this report and incorporated herein by reference.

The Merger Agreement and the Tender and Support Agreements, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about Anadys. The representations, warranties and covenants contained in each agreement were made only as of specified dates for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors are not third-party beneficiaries under the Merger Agreement or the Tender and Support Agreements. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 8.01.	Other Events.

On October 16, 2011, Anadys issued a press release announcing the execution of the Merger Agreement. A copy of the press release was previously furnished by Anadys on a Schedule 14D-9C, filed with the SEC on October 17, 2011, and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated October 16, 2011, by and among Anadys Pharmaceuticals, Inc., Hoffmann-La Roche Inc., Bryce Acquisition Corporation and, solely for the purposes set forth therein, Roche Holdings, Inc.*

2.2	Form of Tender and Support Agreement, dated October 16, 2011, by and among Hoffmann-La Roche Inc., Bryce Acquisition Corporation and certain stockholders of Anadys Pharmaceuticals, Inc.

99.1	Press Release dated October 17, 2011 (incorporated by reference to the Schedule 14D-9 filed by Anadys Pharmaceuticals, Inc. on October 17, 2011).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Anadys agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

Important Information and Where To Find It

The tender offer for the outstanding common stock of Anadys has not been commenced. This report does not constitute an offer to purchase or a solicitation of an offer to sell Anadys common stock. The solicitation and offer to buy Anadys common stock will only be made pursuant to an offer to purchase and related materials. At the time the offer is commenced, Roche will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (SEC) and thereafter Anadys will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. Investors and security holders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the offer. The offer to purchase, solicitation/recommendation statement and related materials will be filed by Roche and Anadys with the SEC, and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Roche and Anadys with the SEC at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by Anadys by contacting Anadys at ir@anadyspharma.com.

Safe Harbor for Forward-Looking Statements

Statements in this report that relate to future results and events are forward-looking statements based on Anadys’ current expectations regarding the tender offer and other transactions contemplated by the Merger Agreement. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that a transaction will be consummated at all or on a timely basis. Other risks, uncertainties and assumptions include the risk that Anadys may not satisfy one or more closing conditions, including because a material adverse event outside the control of Anadys occurs; that the Merger Agreement may be terminated; and other risks that are described in Anadys’ most recent Form 10-Q for the quarter ended June 30, 2011. Anadys undertakes no obligation to update these forward-looking statements except to the extent otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANADYS PHARMACEUTICALS, INC.

Dated: October 19, 2011	By:	/s/ Peter T. Slover
Peter T. Slover
Vice President, Finance and Operations